AMENDMENT TO EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”) is made this 23rd day of June, 2025, between iQSTEL, Inc., a Nevada corporation, (the “Company”) and Alvaro Quintana Cardona (“Employee”).

WHEREAS, the Company and Employee previously entered into an Employment Agreement on May 2, 2019 that was amended on November 1, 2020 and on February 29, 2024 (the “Employment Agreement”);

WHEREAS, the Company and Employee desire to amend certain provisions of the Employment Agreement;

NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the parties hereto hereby agree to amend the Employment Agreement as follows:

A.     Capitalized terms not otherwise defined herein shall have the same meanings as in the Employment Agreement.

B.      Paragraph 4 of Schedule A of the Employment Agreement is deleted in its entirety and now reads as follows:

“4. In case the monthly remuneration is not set in full on time, the Employee has the right to request to the Company convert any or all accrued salary into Company restricted common shares or Series B Preferred Stock (the “Series B Preferred shares”), by written notification to the Company in the attached Notice of Conversion or similar form of notice. For common stock, the number of shares issuable is determined by considering the average price per share of the Company’s common stock on the Nasdaq Capital Market during the last 10 days and applying a discount of 25% and then dividing the accrued salary by the average price per share. For Series B Preferred stock, the number of shares issuable is determined by considering the discounted average price per share of the Company’s common stock on the Nasdaq Capital Market during the last 10 days, dividing the accrued salary by the discounted average price per share, and then dividing that number of shares by 12.5.”

C.      In all other respects, the remaining terms, covenants, conditions and provisions of the Employment Agreement shall continue in full force and effect to the extent provided in the Employment Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

IQSTEL, INC.	EMPLOYEE:

By: /s/ Leandro Iglesias	/s/ Alvaro Quintana Cardona
By: Leandro Iglesias	Alvaro Quintana Cardona
Its: CEO

NOTICE OF CONVERSION

As provided below, the undersigned, pursuant to the Employment Agreement with IQSTEL, Inc. dated May 2, 2019 and as amended on November 1, 2020, February 29, 2024 and June 23, 2025, hereby irrevocably elects to convert the below amounts of accrued salary into shares of the Company’s capital stock as follows:

$_____________________ into shares of common stock; and

$_____________________ into shares of Series B Preferred Stock.

Box checked as to applicable instructions:

[ ] The undersigned hereby requests that the Company issue a certificate or certificates for the number of shares of Common Stock or Series B Preferred Stock, as the case may be, set forth below (which numbers are based on the Holder’s calculation attached hereto) in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

[ ] The undersigned hereby requests that the Company record the number of shares of Common Stock or Series B Preferred Stock, as the case may be, set forth below (which numbers are based on the Holder’s calculation attached hereto), in the records of the Company’s transfer agent in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name:

Address:

Date of Conversion:	______________________
Applicable Conversion Rate:	Common Stock per share: $_______________ Series B Preferred Stock per share: $________
Amount of Capital Stock:	___________ shares of Common Stock ___________ shares of Series B Preferred Stock

By:________________________________

Name: _____________________________

Date: ______________________________

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